Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Richard A. Karp, Chief Executive Officer of Catapult Communications, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Catapult Communications Corporation on Form 10-K for the fiscal year ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Catapult Communications Corporation.

By: /s/ Richard A. Karp
Name:	(Richard A. Karp)
Title:	Chief Executive Officer

     I, Christopher A. Stephenson, Chief Financial Officer of Catapult Communications, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Catapult Communications Corporation on Form 10-K for the fiscal year ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Catapult Communications Corporation.

By: /s/ Christopher A. Stephenson
Name:	(Christopher A. Stephenson)
Title:	Chief Financial Officer